EXHIBIT 99

INFOCROSSING LOGO

FOR RELEASE 8:00 AM EDT

Contacts:
Chairman/CEO                       Chief Financial Officer
Zach Lonstein                      William McHale
Infocrossing, Inc.                 Infocrossing, Inc.
(201) 840-4726                     (201) 840-4732
zlonstein@infocrossing.com         wmchale@infocrossing.com

Investor Relations
Matthew Hayden
Hayden Communications, Inc.
(858) 704-5065

                 INFOCROSSING ANNOUNCES STOCK REPURCHASE PROGRAM

LEONIA, NJ, MAY 23, 2005 -- Infocrossing, Inc. (Nasdaq: IFOX) a provider of selective IT outsourcing and business processing solutions announced today that its Board of Directors has authorized the Company to spend up to $10 million to repurchase Infocrossing's common stock.

"Our Board believes the current stock market valuation does not reflect the underlying value of the Company," said Zach Lonstein, Chairman and Chief Executive Officer of Infocrossing. The authorization permits the Company to repurchase its common stock in open market transactions at prevailing market prices, subject to applicable securities laws.


ABOUT INFOCROSSING, INC. (http://www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks, and business processes to Infocrossing.

SAFE HARBOR STATEMENT
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc., and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


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